EX-99.B14-24-CRP1667

Waddell                   WAIVER OF JOINT AND SURVIVOR ANNUITY
& Reed
FINANCIAL               _________________________________________
SERVICES                              Plan Name

INSTRUCTIONS: Part A or Part B must be completed. Part C must also be completed if you are not married.

PART A:   Note:     This portion should be signed (and your spouse's
                    signature witnessed) if you and your spouse wish to waive the Joint and Survivor Annuity. If you are not married and do not wish to receive a life annuity you must sign this waiver and the Statement of Unmarried
                    Participants below.

In accordance with Federal Law, I elect NOT to receive my Nonforfeitable Accrued Benefit in the form of a Joint and Survivor Annuity (Life Annuity if unmarried). The Plan Administrator has furnished me an explanation of the terms of the Joint and Survivor Annuity, my right to make this waiver election, the time period during which I may make this waiver election, and the financial effect of my election not to receive my benefits in the Joint and Survivor Annuity form. I understand I may revoke this election at any time during the election period. I further understand by making this election, if I have not designated a method of payment, the Plan Administrator will determine the form in which the Trustee will distribute my Nonforfeitable Accrued Benefit.

I have executed this waiver election this _____ day of __________________, 19____.

_________________________________________
Participant's Signature

PART B:   Note:     This portion should be signed if you DO NOT WANT TO
          WAIVE the Joint and Survivor Annuity of Life Annuity.

                        ACKNOWLEDGMENT OF RECEIPT

In accordance with Federal Law, I understand that my Nonforfeitable Accrued Benefit is to be distributed in the form of a Joint and Survivor Annuity (Life Annuity if unmarried). The Plan Administrator has furnished me an explanation of the terms of the Joint and Survivor Annuity, and the right of my spouse and I to make a waiver election, the time period during which I may make the waiver election, and the financial effect of my election to have my benefits paid in the Joint and Survivor Annuity Form.

Dated this ________day of _________________, 19____.

______________________________________________
Participant's Signature

PART C:   Note:     If you are not married, complete the Statement of
                    Unmarried Participant shown below and completed Part A or Part B above.

                     STATEMENT OF UNMARRIED PARTICIPANT

( ) I am not married

____________________________       _______________________
Participant's Signature                 Date

Marital status verified by:

____________________________       ________________________
Plan Administrator                 Date

RETURN TO YOUR PLAN SPONSOR





CRP1667